As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	71-0869350
(State of incorporation)	(I.R.S. Employer Identification Number)

3675 Market Street
Philadelphia, PA 19104
(215) 921-7600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John F. Crowley
Chief Executive Officer
Amicus Therapeutics, Inc.
3675 Market Street
Philadelphia, PA 19104
(215) 921-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	11,296,660	$12.04	$136,011,786.40	$12,608.29
Common Stock, $0.01 par value per share underlying warrants	8,349,705	$12.04	$100,530,496.40	$9,319.18
Total Registration Fee				$21,927.47

(1)	All shares of common stock registered hereby are offered for the account of certain selling stockholders.
(2)	Pursuant to Rule 416 under the securities act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or other similar event.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock on November 8, 2021, as reported on the NASDAQ Global Market.

PROSPECTUS

AMICUS THERAPEUTICS, INC.

19,646,365 Shares of Common Stock

This prospectus relates to the resale of up to 19,646,365 shares of common stock, par value $0.01 per share of Amicus Therapeutics, Inc., 8,349,705 of which are underlying warrants, by the selling stockholders identified beginning on page 9 of this prospectus, together with any additional selling stockholders identified in any applicable prospectus supplement. The selling stockholders acquired shares of common stock or warrants to acquire shares of common stock from us, as applicable, in connection with the Purchase Agreements (as defined below).

We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders may sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. Additional information about how the selling stockholders may sell their shares of common stock is provided in the section of this prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Market under the symbol “FOLD.” On November 8, 2021, the last reported sale price for our common stock on the NASDAQ Global Market was $11.93 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 9, 2021

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may offer or sell shares of our common stock, as described in this prospectus, in one or more offerings from time to time. Each time any selling stockholder not named in this prospectus (or in any supplement to this prospectus) sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus and any documents incorporated by reference.

The selling stockholders may offer and sell shares of our common stock directly to purchasers through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may described the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of shares of our common stock. See “Plan of Distribution.”

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” You should only rely on the information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We have not authorized, and no selling stockholder has authorized, any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. No offer of shares of common stock is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. We urge you to read carefully this prospectus, the documents incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus before making an investment decision.

Unless the context requires otherwise, references in this prospectus to “the Company,” “Amicus,” “we,” “our,” “us,” and other similar terms mean Amicus Therapeutics, Inc. and our wholly owned subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus, and does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the risks of investing on our common stock discussed under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference herein.

Overview

We are a global, patient-dedicated biotechnology company focused on discovering, developing, and delivering novel medicines for rare diseases. We have a portfolio of product opportunities led by the first, oral monotherapy for Fabry disease that has achieved widespread global approval, a differentiated biologic for Pompe disease that is under review with the U.S. Food and Drug Administration (“FDA”), and an industry leading rare disease gene therapy portfolio.

The cornerstone of our portfolio is Galafold® (also referred to as “migalastat”), the first and only approved oral precision medicine for people living with Fabry disease who have amenable genetic variants. Migalastat is currently approved under the trade name Galafold® in the United States (“U.S.”), European Union, United Kingdom, and Japan, with multiple additional approvals granted and applications pending in several additional geographies around the world.

The lead biologics program of our pipeline is Amicus Therapeutics GAA (“AT-GAA”, also known as ATB200/AT2221, or cipaglucosidase alfa/miglustat), a novel, two-component, potential best-in-class treatment paradigm for Pompe disease. In February 2019, the FDA granted Breakthrough Therapy designation to AT-GAA for the treatment of late onset Pompe disease. In September 2021, the FDA set the Prescription Drug User Fee Act (“PDUFA”) target action date of May 29, 2022 for the New Drug Application (“NDA”) for miglustat and July 29, 2022 for the Biologics License Application (“BLA”) for cipaglucosidase alfa.

We have established an industry leading gene therapy portfolio of potential therapies for people living with rare metabolic diseases, through a license with Nationwide Children's Hospital and a research collaboration with the University of Pennsylvania (“Penn”). Our pipeline includes gene therapy programs in rare, neurologic/neuromuscular diseases lysosomal disorders (“LDs”), specifically: CLN6 Batten Disease (“CLN6”), CLN3 Batten Disease (“CLN3”), and CLN1 Batten disease, Pompe disease, Fabry disease, CDKL5 deficiency disorder, Mucopolysaccharidosis Type IIIB (“MPSIIIB”), as well as a next generation program in Mucopolysaccharidosis Type IIIA (“MPSIIIA”).

In the first quarter of 2020, the FDA granted Fast Track designation to the CLN3 gene therapy, AT-GTX-502, for the treatment of pediatric patients less than 18 years of age. In September 2020 and February 2021, the European Medicines Agency granted Priority Medicines designation and the FDA granted Fast Track Designation, respectively, to the CLN6 gene therapy, AT-GTX-501, for the treatment of patients with variant late infantile neuronal ceroid lipofuscinosis 6 ("vLINCL6"). The research collaboration with Penn also provides us with exclusive disease-specific access and option rights to develop potentially disruptive new gene therapy platform technologies and programs for most LDs and a broader portfolio of more prevalent rare diseases, including Rett Syndrome, Angelman Syndrome, Myotonic Dystrophy, and select other muscular dystrophies.

Corporate Information

We were incorporated under the laws of the State of Delaware on February 4, 2002. Our global headquarters are located at 3675 Market Street Philadelphia, PA 19104 and our telephone number is (215) 921-7600. Our website address is www.amicusrx.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders on the registration statement of which this prospectus is a part, we are referring to the shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive PIPE Investor”), pursuant to the Securities Purchase Agreement, dated September 29, 2021, by and between the Company and the Perceptive PIPE Investor (the “Perceptive Purchase Agreement”); the shares of common stock held by certain third party purchasers (the “Third Party Purchasers”), pursuant to the Securities Purchase Agreement, dated September 29, 2021, by and between the Company and the purchasers set forth on Schedule A attached thereto (the “Third Party Purchase Agreement”); and the shares of common stock underlying warrants to purchase common stock held by certain entities affiliated with Redmile Group LLC (the “Redmile Purchasers,” and collectively with the Perceptive PIPE Investor and the Third Party Purchasers, the “Purchasers”), pursuant to the Securities Purchase Agreement, dated September 29, 2021, by and between the Company and the Redmile Purchasers (the “Redmile Purchase Agreement,” and collectively with the Perceptive Purchase Agreement and the Third Party Purchase Agreement, the “Purchase Agreements”). When we refer to the “selling stockholders” in this prospectus, we are referring to the Purchasers.

The Offering

Common Stock Offered by the Selling Stockholders	19,646,365 shares, including 8,349,705 shares underlying warrants to purchase common stock.

Use of Proceeds	All shares of common stock offered hereby are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

NASDAQ Global Market Symbol	Our common stock is quoted and traded on the NASDAQ Global Market under the symbol “FOLD.”

RISK FACTORS

Investing in our common stock involves risks. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and any factors discussed under the heading “Risk Factors” in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021, with the SEC, and our quarterly report on Form 10-Q for the period ended September 30, 2021, filed on November 9, 2021, with the SEC, each of which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated by reference therein may contain, forward-looking statements that involve risks, uncertainties, and assumptions. Forward-looking statements are all statements, other than statements of historical facts, that discuss our current expectation and projections relating to our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, and objectives of management. These statements may be preceded by, followed by, or include the words “aim,” “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” the negatives or plurals thereof, and other words and terms of similar meaning, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. You should understand that the following important factors could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	the scope, progress, results and costs of our clinical trials of our drug candidates and gene therapy candidates, including but not limited to AT-GAA, CLN6 and CLN3;

•	the cost of manufacturing drug supply for our clinical and preclinical studies, including the cost of manufacturing our Enzyme Replacement Therapy (“ERT” or “ATB200” or “cipaglucosidase alfa”) for the treatment of Pompe disease and gene therapies;

•	the future results of on-going preclinical research and subsequent clinical trials for cyclin-dependent kinase-like 5 (“CDKL5”) deficiency disorder, Pompe gene therapy, Fabry gene therapy, MPSIIIB, MPSIIIA and other pipeline candidates we may identify from time to time, including our ability to obtain regulatory approvals and commercialize these therapies and obtain market acceptance for such therapies;

•	the costs, timing, and outcome of regulatory review of our product candidates, including AT-GAA;

•	any changes in regulatory standards relating to the review of our product candidates;

•	the number and development requirements of other product candidates that we pursue;

•	our ability to realize the expected benefits of our business combination agreement for our gene therapy business, which could result in additional unanticipated costs and risks;

•	the costs of commercialization activities, including product marketing, sales, and distribution;

•	the emergence of competing technologies and other adverse market developments;

•	our ability to successfully commercialize Galafold® (also referred to as “migalastat HCl”) and, if our regulatory filings are accepted and approved, AT-GAA;

•	our ability to manufacture or supply sufficient clinical or commercial products, including Galafold®, AT-GAA and our gene therapy candidates;

•	our ability to obtain reimbursement for Galafold® and, if our regulatory filings are accepted and approved, AT-GAA;

•	our ability to satisfy post-marketing commitments or requirements for continued regulatory approval of Galafold®;

•	our ability to obtain market acceptance of Galafold® and, if our regulatory filings are accepted and approved, AT-GAA;

•	the costs of preparing, filing, and prosecuting patent applications and maintaining, enforcing, and defending intellectual property-related claims;

•	the impact of litigation that has been or may be brought against us or of litigation that we are pursuing or may pursue against others;

•	the extent to which we acquire or invest in businesses, products, and technologies;

•	our ability to successfully integrate our acquired products and technologies into our business, including the possibility that the expected benefits of the transactions will not be fully realized by us or may take longer to realize than expected;

•	our ability to establish collaborations, partnerships or other similar arrangements and to obtain milestone, royalty, or other payments from any such collaborators;

•	our ability to adjust to changes in the European and United Kingdom markets in the wake of the United Kingdom leaving the European Union;

•	the extent to which our business could be adversely impacted by the effects of the novel coronavirus (“COVID-19”) outbreak, including due to actions by us, governments, our customers or suppliers or other third parties to control the spread of COVID-19, or by other health epidemics or pandemics;

•	fluctuations in foreign currency exchange rates; and

•	changes in accounting standards.

In light of these risks and uncertainties, we may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly those incorporated by reference in the section captioned “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, or investments we may make. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements speak only, as applicable, as of the date of this prospectus, any prospectus supplement or the documents incorporated by reference therein. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, even if experience or future developments make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part.

USE OF PROCEEDS

The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. The selling stockholders will pay any expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration statement of which this prospectus forms a part, including, without limitation, all registration fees, listing fees of the NASDAQ Global Market and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 19,646,365 shares of our common stock, including 8,349,705 shares of common stock that may be acquired upon exercise of warrants, that may be sold by the selling stockholders set forth herein. The shares of common stock registered hereby, including those underlying warrants, were issued pursuant to the Purchase Agreements.

Pursuant to Section 6.1 of each of the Purchase Agreements, we agreed to file with the SEC, a registration statement to register for resale the shares of our common stock, including those underlying warrants, that we issued pursuant to such Purchase Agreements. Pursuant to Section 6.3 of each of the Purchase Agreements, we agreed to use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date on which all such shares of common stock, including those underlying warrants, have been sold pursuant to such registration statement and (ii) at such time as all such shares of common stock, including those underlying warrants, can be freely sold without volume limitations pursuant to Rule 144 of the Securities Act.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The selling stockholders may sell some, all or none of their respective shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholders will hold their respective shares of common stock covered hereby before selling them. The table below is based on 278,645,807 shares of common stock outstanding as of November 1, 2021 and assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares(8)	Percentage(9)	Resale(10)	Shares(11)	Percentage(9)
ENTITIES AFFILIATED WITH REDMILE GROUP, LLC (1)	28,375,254	9.99%	8,349,705	22,984,483	8.25%

Perceptive Life Sciences Master Fund, Ltd (2)	26,559,443	9.53%	3,438,114	23,121,329	8.30%

RIA, AVORO CAPITAL ADVISORS LLC (3)	18,404,273	6.60%	3,929,273	14,475,000	5.19%

INVUS PUBLIC EQUITIES, L.P. (4)	6,000,000	2.15%	2,946,955	3,053,045	1.10%

JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED (5)	982,873	*	491,159	491,714	*

SPHERA BIOTECH MASTER FUND LP (6)	211,198	*	211,198	0	*

SPHERA GLOBAL HEALTHCARE MASTER FUND (7)	279,961	*	279,961	0	*

* Represents less than 1% of the total aggregate amount of shares of our common stock

(1)	The shares registered for resale consist of common shares underlying (i) a warrant to purchase 6,623,305 shares of common stock held by RedCo II Master Fund, L.P. (“RedCo II”), (ii) a warrant to purchase 506,300 shares of common stock held by Redmile Capital Fund, LP (“Redmile Capital”) and (iii) a warrant to purchase 1,220,100 shares of common stock held by Redmile Capital Offshore Fund (ERISA), Ltd. (together with RedCo II and Redmile Capital, the “Selling Redmile Funds”). The remaining shares listed under “Shares Beneficially Owned Prior to the Offering” and “Shares Beneficially Owned After the Offering” consist of 22,984,483 shares of common stock held by the Selling Redmile Funds and certain other private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC. The warrants described above may not be exercised if, upon giving effect to such exercise, the aggregate number of shares of common stock (or the combined voting power) beneficially owned by the holder together with such holder’s affiliates, any person having beneficial ownership of shares of common stock owned by the holder as calculated in accordance with Section 13(d) of the Exchange Act, or any persons acting as a Section 13(d) group together with such holder or any of such holder’s affiliates would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). However, any holder may increase or decrease such percentage, but not in excess of 19.99%, upon at least 61 days’ prior notice from the holder to the Company. The “Shares Beneficially Owned Prior to the Offering” excludes an aggregate of 2,958,934 shares of common stock issuable upon the exercise of the warrants described above, which would not be exercisable within 60 days of November 1, 2021 by virtue of the Beneficial Ownership Limitation described above. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles described herein (collectively, the “Redmile Funds”) and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(2)	Perceptive Advisors LLC shares voting power and investment power in the shares hereby registered with Perceptive Life Sciences Master Fund, Ltd.

(3)	The shares reported under “Shares Beneficially Owned Prior to the Offering” consist of shares in the Avoro Life Sciences Fund LLC and a separately managed account, both managed by the investment advisor, Avoro Capital Advisors LLC (“Avoro Capital Advisors”). Avoro Capital Advisors maintains sole voting and investment power. Shares being registered for resale are held by Avoro Life Sciences Fund LLC.

(4)	Invus Public Equities, L.P. (“Invus PE”) directly holds 6,000,000 shares. Invus Public Equities Advisors, LLC (“Invus PE Advisors”) controls Invus PE, as its general partner and accordingly, may be deemed to beneficially own the shares held by Invus PE. Artal Treasury Limited (“Artal Treasury”) controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the shares that Invus PE Advisors may be deemed to beneficially own. Artal International S.C.A. (“Artal International”) through its Geneva branch, is the sole stockholder of Artal Treasury and may be deemed to beneficially own the shares that Artal Treasury may be deemed to beneficially own. Artal International Management S.A. (“Artal International Management”), as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group S.A. (“Artal Group”), as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend S.A. (“Westend”), as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. As of the date of this prospectus Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own.

(5)	Based on information provided to the Company by the Selling Stockholder, such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. The Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(6)	Sphera Biotech Master Fund LP owns sole voting power and investment power in the shares hereby registered.

(7)	Sphera Global Healthcare Master Fund owns sole voting power and investment power in the shares hereby registered.

(8)	With respect to the Entities affiliated with Redmile Group, LLC, this column represents both shares of common stock and shares underlying warrants to purchase common stock. With respect to all other selling stockholders, this column represents only shares of common stock.
(9)	Based on 278,645,807 shares outstanding as of November 1, 2021.
(10)	Represents the number of shares being registered on behalf of the selling stockholder pursuant to the registration statement, of which this prospectus forms a part, which may be less than the total number of shares beneficially owned by such selling stockholder.
(11)	Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on NASDAQ or any other organized market where our shares of common stock may be traded, sell any or all of their shares of our common stock offered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholders may distribute the shares of our common stock offered hereby from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling the shares offered hereby:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all such shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

•	any other method or combination of methods of sale permitted pursuant to applicable law.

The selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

If the selling stockholders effect such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock offered hereby short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or any amendment to this prospectus under Rule 424(b)(3), or other applicable provision of the Securities Act, supplementing or amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any such discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for Amicus by Troutman Pepper Hamilton Sanders LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. We also maintain a website at amicusrx.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information contained on, or accessed through, our website as part of this prospectus.

In addition, you may request copies of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Office of the Corporate Secretary
Amicus Therapeutics, Inc.
3675 Market Street
Philadelphia, PA 19104
(215) 921-7600

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-33497):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 10, 2021, August 5, 2021 and November 9, 2021, respectively;

•	Our Current Reports on Form 8-K, as filed with the SEC on January 11, 2021, February 8, 2021, February 11, 2021, May 3, 2021, June 8, 2021, June 14, 2021, August 2, 2021 and September 29, 2021; and

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33497) filed on May 23, 2007, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (except as specifically enumerated above, other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until the selling stockholders identified herein sell all of the common stock covered by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

To obtain copies of these filings, see “Where You Can Find More Information” on page 15 of this prospectus.

19,646,365 Shares

Common Stock

PROSPECTUS

November 9, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$21,927.47
Printing fees and expenses	15,000
Legal fees and expenses	25,000
Accounting fees and expenses	$20,000
Miscellaneous fees and expenses	$10,000
Total	$91,927.47

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant's restated certificate of incorporation provides that the Registrant will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and the Registrant's by-laws (each as amended from time to time), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by, or on behalf of, the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. Such indemnification may include payment by the Registrant of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee (such undertaking acceptable by the Registrant without reference to the financial ability of the Indemnitee) to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under the Registrant's restated certificate of incorporation; however, the Registrant will not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, unless such initiation was approved by the Registrant's board of directors. Also, the indemnification rights provided in the Registrant's restated certificate of incorporation (i) are not exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) will inure to the benefit of the heirs, executors and administrators of such persons. The Registrant may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees of the Registrant or other persons serving the Registrant and such rights may be equivalent to, or greater or less than, those set forth in the Registrant's restated certificate of incorporation.

The Registrant has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person's services as a director.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant's directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In any underwriting agreement that the Registrant enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, its officers and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

ITEM 16. EXHIBITS.

Exhibit	Description

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K filed with the SEC on February 28, 2012)

3.2	Certificate of Amendment to the Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on June 10, 2015)

3.3	Certificate of Amendment to the Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed with the SEC on June 8, 2018)

3.4	Restated By-laws of the of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-1/A (Registration No. 333-141700), as amended, originally filed with the SEC on April 27, 2007)

4.1	Securities Purchase Agreement, dated September 29, 2021, by and between Amicus Therapeutics, Inc. and Redmile Group LLC (incorporated by reference to Exhibit 10.3 of the Registrant's Current Report on Form 8-K filed with the SEC on September 29, 2021)

4.2	Securities Purchase Agreement, dated September 29, 2021, by and between Amicus Therapeutics, Inc. and Perceptive Life Sciences Master Fund, Ltd. (incorporated by reference to Exhibit 10.4 of the Registrant's Current Report on Form 8-K filed with the SEC on September 29, 2021)

4.3	Securities Purchase Agreement, dated September 29, 2021, by and among Amicus Therapeutics, Inc. and the Purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.5 of the Registrant's Current Report on Form 8-K filed with the SEC on September 29, 2021)

4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on September 29, 2021)

4.5	Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-141700), as amended, originally filed with the SEC on May 17, 2007)

5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included on the signature page hereto)

* Filed herewith.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Amicus Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on the 9th day of November, 2021.

Amicus Therapeutics, Inc.

By:	/s/ John F. Crowley
John F. Crowley
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Amicus Therapeutics, Inc., hereby severally constitute and appoint John F. Crowley and Daphne Quimi, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ John F. Crowley	Chairman and Chief Executive Officer (Principal Executive Officer)	November 9, 2021
John F. Crowley
/s/ Daphne Quimi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 9, 2021
Daphne Quimi
/s/ Eiry Roberts	Director	November 9, 2021
Eiry Roberts
/s/ Robert Essner	Director	November 9, 2021
Robert Essner
/s/ Lynn D. Bleil	Director	November 9, 2021
Lynn D. Bleil
/s/ Margaret G. McGlynn	Director	November 9, 2021
Margaret G. McGlynn
/s/ Michael G. Raab	Director	November 9, 2021
Michael G. Raab
/s/ Glenn P. Sblendorio	Director	November 9, 2021
Glenn P. Sblendorio
/s/ Craig A. Wheeler	Director	November 9, 2021
Craig A. Wheeler
/s/ Bradley L. Campbell	Director	November 9, 2021
Bradley L. Campbell
/s/ Michael A. Kelly	Director	November 9, 2021
Michael A. Kelly
/s/ Burke W. Whitman	Director	November 9, 2021
Burke W. Whitman